Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Landmark Apartment Trust of America, Inc., or our company, hereby certifies, to his knowledge, that:

(1) the accompanying Amendment No. 1 to the Annual Report on Form 10-K of our company for the fiscal year ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of our company.

August 14, 2012	By	/s/ B. MECHELLE LAFON
Date		B. Mechelle Lafon
Chief Financial Officer
(principal financial officer and principal accounting officer)

The foregoing certification is being furnished with our company’s Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of our company, whether made before or after the date hereof, regardless of any general information language in such filing.